Exhibit 10.15
CUMULUS LONG-TERM INCENTIVE PLAN
AWARD NOTICE
[Date]

[Participant]
[E-mail]

Dear [First Name]:

On behalf of the Talen Energy Supply, LLC (the “Company”), I am happy to inform you that you have been granted an award (the “Award”) under the Cumulus Long-Term Incentive Plan (the “Plan”), effective as of [●]. Capitalized terms that are not defined in this Award notice have the meanings given to them in the Plan. This Award notice and the Award are subject in all respects to the terms and conditions of the Plan, which is incorporated herein by reference.
Your Award consists of [●] Bonus Units under the Plan. The Modified Cap for purposes of your Award is [●].
The Plan and this Award notice contain the entire understanding between you, the Company, and its Affiliates with respect to the subject matter hereof, and supersede any and all prior agreements between you, the Company, and any other Company Entity with respect thereto.

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B-1

Please confirm your agreement to the foregoing by executing this Award notice as indicated below.
Talen Energy Supply, LLC

By: ______________________________________
Name:
Title:

Acknowledged and agreed:
I hereby acknowledge that I have received and reviewed a copy of the Plan and this Award notice, and the Award and my participation in the Plan are subject in all respects to the terms and conditions of the Award and the Plan. I understand and agree to the terms and conditions of the Plan and this Award notice.

__________________________________________
[Participant]
[Signature Page to Award Notice]